Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 31, 2022 with respect to the audited consolidated financial statements of Digerati Technologies, Inc. and its subsidiaries for the year ended July 31, 2022. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
September 13, 2023